UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2011

AMERICAN RETAIL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53244	13-1869744
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Primary Capital LLC 80 Wall Street, 5th Floor New York, New York 10005
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (212) 300-0070.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2011, effective March 10, 2010, American Retail Group, Inc. (the “Company”) consummated transactions (the “Share Exchange”) under a share exchange agreement (the “Share Exchange Agreement”) with members (the “Members”) of TOO “SM Market Retail,” a limited liability company organized under the laws of Kazakhstan (“SM Market”) whereby the Company acquired all of the outstanding membership interest of SM Market in exchange for issuance of 12,000,000 shares of its common stock (the “Shares”).

On July 22, 2011, the Company and the Members entered into a Rescission Agreement whereby the parties agreed to rescind the Share Exchange Agreement and to release each other from any potential claims. The parties have determined that it is in their best interest to rescind the Share Exchange Agreement and unwind the transaction. Under the Rescission Agreement, all outstanding units of membership interest of SM Market will be returned to the Members and the Shares will be returned to the Company. The foregoing description of the terms and conditions of the Rescission Agreement is qualified in its entirety by reference to the provisions of the Rescission Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein. In connection with the rescission of the Share Exchange, El Investment Corp. agreed to return to the Company 11,201,603 shares of common stock held by it for cancellation.

Item 5.02 Departure of Directors.

On July 7, 2011, Mr. Artur Januszewski resigned from his position as a director of American Retail Group, Inc. (the “Company”). Mr. Januszewski’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 24, 2011, Mr. Vassili Oxenuk resigned from his position as a director of the Company. In connection with his resignation, Mr. Oxenuk furnished to the Company a resignation letter concerning the circumstances of his resignation. A copy of this letter is filed as Exhibit 17.1 to this report. According to Mr. Oxenuk’s resignation letter, it is his understanding and belief that materially false information regarding the Company’s operations has been provided to him and publicly distributed by the Company.

We furnished Mr. Oxenuk with a copy of this disclosure on July 27, 2011 providing Mr. Oxenuk with the opportunity to furnish us with a letter addressed to the Company stating whether he agrees with the statements made by us herein and, if not, stating the respects in which he does not agree. On August 2, 2011, we received such a letter dated July 28, 2011, a copy of which is filed herewith as Exhibit 17.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Rescission Agreement dated July 22, 2011 by and among the Company and the Members.

Exhibit 17.1	Resignation letter of Mr. Oxenuk.

Exhibit 17.2	Letter from Mr. Oxenuk dated July 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2011
American Retail Group, Inc.

By:	/s/ Soledad Bayazit
Soledad Bayazit
Chief Executive Officer